Exhibit 99.1


               EQUIDYNE CORPORATION ANNOUNCES AMENDMENT TO BY-LAWS


SAN DIEGO, California, May 17, 2002: EQUIDYNE CORPORATION (AMEX: IJX) today announced that its board of directors has approved an amendment to the Company's By-Laws to provide certain procedures for stockholders taking action by written consent without a meeting. The Company has filed the Amended and Restated By-Laws with the Securities and Exchange Commission on a Current Report on Form 8-K.

About the Company:

Equidyne Corporation (www.equidyne.com), through Equidyne Systems, Inc., a wholly-owned subsidiary based in San Diego, California, is focused on becoming the worldwide leader in needle-free drug delivery systems for subcutaneous injections. The INJEX(TM) needle-free injector is a compact, uncomplicated device that delivers a virtually painless injection through the skin in a fraction of a second, and eliminates needle stick and disposal problems. The INJEX(TM) System is a comfortable, economical alternative to delivering medications using conventional needle injections.

CONTACT:

Jeffery Weinress
Equidyne Corporation
(858) 451-7001